UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 1, 2016

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On December 1, 2016, the board of directors of CytRx Corporation ("we," "us," "our," the "company" or "CytRx") appointed Earl W. Brien, M.D. to fill a vacancy among the Class III directors, whose term of office extends until the 2018 annual meeting of the company's stockholders. Dr. Brien also was appointed to serve on the Compensation Committee and on the Nomination and Governance Committee of our board of directors. The start date of Dr. Brien's term as a Class III director is December 2, 2016.
Dr. Brien, Age 56, currently serves as a Professor of Orthopedic Surgery and Surgical Director of the Sarcoma Service at Cedars Sinai Medical Center in Los Angeles, California. Dr. Brien earned his medical degree from Howard University School of Medicine, Washington, D.C., and completed fellowships in Orthopedic Oncology at the Memorial Sloan-Kettering Cancer Center, New York, New York, and in Metabolic Bone Disease at the Hospital for Special Surgery at Cornell University, also in New York, New York. He is the recipient of numerous grants, with an extensive bibliography of peer-reviewed articles to his credit spanning more than twenty years.  Our board of directors believes that Dr. Brien is highly qualified to serve as a member of the board because of his unique perspective as both a sarcoma surgeon and a collaborator with treating sarcoma physicians and as a strategic advisor to biotech and medical device companies.
In connection with his appointment and consistent with our customary director compensation practices, on December 2, 2016 Dr. Brien was granted a fully vested, ten-year stock option to purchase up to 180,000 shares of our common stock at an exercise price of $0.52 per share, which price equaled the closing price of our common stock as reported on The NASDAQ Capital Market on the date of grant. Dr. Brien also will receive cash compensation for serving as a director and member of our Nomination and Governance and Compensation Committees on the same terms as our other non-employee directors.
CytRx and Dr. Brien will enter into the company's standard indemnification agreement for directors.
Except as described above, there are no transactions between Dr. Brien and us that would be required to be reported under Item 404(a) of Regulation S-K.
Item 8.01 Other Events
On December 2, 2016, we issued a press release announcing Dr. Brien's appointment.  A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
See the Exhibit Index which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: December 2, 2016	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officere

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release of CytRx Corporation issued December 2, 2016.